NONQUALIFIED STOCK OPTION AGREEMENT

INSPIREMD, INC.
2011 UMBRELLA OPTION PLAN – U.S. APPENDIX

1.           Grant of Option.  Pursuant to the 2011 U.S. Equity Incentive Plan (the “U.S. Appendix”), a sub-plan to the InspireMD, Inc. 2011 UMBRELLA Option Plan (the “Umbrella Plan”) (collectively, the Umbrella Plan and U.S. Appendix being referred to herein as, the “Plan”) for employees, consultants, outside directors, and other service providers of InspireMD, Inc., a Delaware corporation (the “Company”) and its subsidiaries and affiliates (the “Group”), the Company grants to

Paul Stuka
(the “Participant”),

an option to purchase Shares of the Company as follows:

On the date hereof, the Company grants to the Participant an option (the “Stock Option”) to purchase one hundred thousand (100,000) full Shares (the “Optioned Shares”) at an Exercise Price equal to $1.95 per share.  The “Date of Grant” of this Stock Option is August 8, 2011.

The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant, unless terminated earlier in accordance with Section 4 below.  The Stock Option is a nonqualified stock option.  This nonqualified stock option agreement (this “Agreement”) and Stock Option are intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt this Stock Option from application of Section 409A of the Code.

2.           Subject to Plan.  The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement.  The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan.  The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Administrator and communicated to the Participant in writing.

3.           Vesting; Time of Exercise.  Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested and exercisable as follows:

a.           Thirty three thousand three hundred thirty four (33,334) of the total Optioned Shares shall vest and become exercisable on the first anniversary of the Date of Grant, provided that the Participant has continuously provided services to the Group as an employee, consultant, or outside director through that date.

b.           Thirty three thousand three hundred thirty three (33,333) of the total Optioned Shares shall vest and become exercisable on the second anniversary of the Date of Grant, provided that the Participant has continuously provided services to the Group as an employee, consultant, or outside director through that date.

c.           Thirty three thousand three hundred thirty three (33,333) of the total Optioned Shares shall vest and become exercisable on the third anniversary of the Date of Grant, provided that the Participant has continuously provided services to the Group as an employee, consultant, or outside director through that date.

d.           In the event that (i) a Transaction occurs, (ii) this Agreement is not assumed by the Successor Company or the Acquiring Company, as applicable, (iii) the Successor Company or the Acquiring Company, as applicable, does not substitute its own stock option for this Stock Option, then upon the effective date of such Transaction, the total Optioned Shares not previously vested shall thereupon immediately become fully vested and this Stock Option shall become fully exercisable, if not previously so exercisable.

Notwithstanding paragraphs (a), (b), and (c) above, in the event the Participant is either (i) not reelected as a director at the Company’s 2012 annual meeting of stockholders, or (ii) not nominated for reelection as a director at the Company’s 2012 annual meeting of stockholders, the Optioned Shares shall immediately become 100% vested and exercisable on the date of the failure to be reelected or nominated, as applicable, provided that the Participant has continuously provided services to the Group as an employee, consultant, or outside director through that date and the Stock Option has not otherwise been forfeited by the Participant.

4.           Term; Forfeiture.

a.           Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the Participant’s Termination Date, the Stock Option will be terminated on that date.  The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:

i.           5 p.m. on the date the Option Period terminates;

ii.          5 p.m. on the date which is twenty-four (24) months following the date of the Participant’s termination of service due to death;

iii.         5 p.m. on the date which is twelve (12) months following the date of the Participant’s termination of service due to disability;

iv.         5 p.m. on the date which is ninety (90) days following the date of the Participant’s termination of service by the Company without Cause (as defined below);

v.          5.p.m. on the date of the Participant’s termination of service for Cause (as defined below);

vi.         5 p.m. on the date which is thirty (30) days following the date of the Participant’s termination of service for any reason not otherwise specified in this Section 4.a.;

vii.        5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

b.           For the purposes hereof, “Cause” shall exist if the Participant (i) breaches any of the material terms or conditions of his employment agreement, or agreement to provide services to the Group, including, without limitation, the breach of any duty of non-disclosure or non-competition; (ii) engages in willful misconduct or acts in bad faith with respect to any company in the Group in connection with his employment or other agreement with the Group; or (iii) is convicted of a criminal offence involving moral turpitude.

c.           Notwithstanding anything herein to the contrary, if the Participant is terminated for Cause, then all Optioned Shares (including vested Optioned Shares), whether exercisable or not on the date that the Group delivers to the Participant a termination notice, shall expire and may not be exercised, and the Shares covered by the Stock Options shall revert to the Plan.

5.           Who May Exercise.  Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative.  If the Participant’s termination of service is due to his death prior to the dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4.a. hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

6.           No Fractional Shares.  The Stock Option may be exercised only with respect to full shares, and no fractional Share shall be issued.

7.           Manner of Exercise.  Subject to such administrative regulations as the Administrator may from time to time adopt, the Stock Option may be exercised by the delivery of the Exercise Notice to the Company setting forth the number of Shares with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.  On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Exercise Price of the Shares to be purchased, payable as follows: cash, cashier’s check, or certified check payable to the order of the Company.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date.  The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of Shares thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Stock Option, and right to purchase such Optioned Shares may be forfeited by the Participant.

8.           Nonassignability.  The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9.           Rights as Stockholder.  The Participant will have no rights as a stockholder with respect to the Optioned Shares until the issuance of a certificate or certificates to the Participant or the registration of such shares in the Participant’s name for the Shares.  The Optioned Shares shall be subject to the terms and conditions of this Agreement.  Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such Shares.  The Participant, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the Shares.

10.           Adjustment of Number of Optioned Shares and Related Matters.  The number of Shares covered by the Stock Option, and the Exercise Prices thereof, shall be subject to adjustment in accordance with Section 9 of the Umbrella Plan and Articles VII and VIII of the U.S. Appendix.

11.           Nonqualified Stock Option.  The Stock Option shall not be treated as an “incentive stock option” under Section 422 of the Code.

12.           Voting.  The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

13.           Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

14.           Participant’s Representations.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any Shares to the Participant hereunder, if the exercise thereof or the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

15.           Participant’s Acknowledgments.  The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

16.           Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

17.           No Right to Continue Service or Employment.  Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or the Group, whether as an employee or as a consultant or as an outside director, or interfere with or restrict in any way the right of the Company or the Group to discharge the Participant at any time.

18.           Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19.           Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20.           Entire Agreement.  This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

21.           Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

22.           Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.  Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

23.           Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24.           Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25.           Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.            Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.
3 Menorat Hamaor St.
Tel Aviv, Israel 67448
Attn:  Craig Shore
Facsimile:  972-3-691-7692

b.            Notice to the Participant shall be addressed and delivered as set forth on the signature page.

26.           Tax Requirements.  The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement.  The Company or, if applicable, any subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with this award.  The Company may, in its sole discretion, also require the Participant receiving Shares issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this award.  Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any Shares.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of Shares, which Shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of Shares to be delivered upon the exercise of this Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY: INSPIREMD, INC.

By:
Name:
Title:

PARTICIPANT:

Signature

Name:	Paul Stuka
Address: